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                                                                    EXHIBIT 17.2

                                 ROY H. DAVIDSON
                           11990 SOUTH EDGEWATER DRIVE
                        PALM BEACH GARDENS, FLORIDA 33410



January 25, 1998


Board of Directors
Septima Enterprises, Inc.
600 Sandtree Drive, Suite 212
Lake Park, Florida 33403

Gentlemen:

Please accept my resignation as a Director of Septima Enterprises, Inc. effective Sunday, January 25, 1998.

Sincerely,

/s/ Roy H. Davidson

Roy H. Davidson



Witness:

/s/ Charlotte Darling

1/25/98



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